CATERPILLAR INC.

AND

THE FIRST NATIONAL BANK
OF CHICAGO

                    Trustee




FIRST SUPPLEMENTAL INDENTURE


Dated as of June 1, 1989


       FIRST SUPPLEMENTAL INDENTURE, dated as of June 1, 1989, between Caterpillar Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 100 NE Adams Street, Peoria, Illinois 61629, and The First National Bank of Chicago, a national banking association duly incorporated and existing under the laws of the United States, as Trustee (herein called the "Trustee").

RECITALS
     The Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of May 1, 1987 (herein called the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending Articles One, Two, Three, Five, Nine and Eleven of the Indenture in order to permit the issuance of Securities in the form of global securities.

     Section 901 (9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which we do not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of the First Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officer's Certificate stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with, and (iii) a copy of the resolutions of its Board of Directors and a Special Committee thereof, certified by its Secretary, pursuant to which this First Supplemental Indenture has been authorized.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplemental to the Indenture have been done.

     NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE
SECTION 101. Section 101 of the Indenture is amended to include therein the following provisions:

     (a)  After the definition of Defaulted Interest:
"'Depository' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such series by the Company pursuant to
Section 301."

     (b)  After the definition of Event of Default:
  "'Global Security' means a Security in the form prescribed in Section 205 evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee and registered in the name of such Depository or nominee."

SECTION 102. Section 104 (a) and (b) of the Indenture are amended as read, in their entirety, as follows:

     "(a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, or by any Person duly authorized by means of any written certification, proxy or other authorization furnished by a Depository; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or, in the case of the Depository, furnishing the written certification, proxy or other authorization pursuant to which such instrument or instruments is signed. Proof of execution of any such instrument, any writing appointing any such agent or authorizing any such Person or any such written certification or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b) The fact and date of the execution by any Person of any such instrument, writing, certification or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing, certification or proxy acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument, writing, certification or proxy or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient."

SECTION 103.  A new Section 205 is added, to read in its entirety as follows:

     "SECTION 205.  Additional Provisions Required in Global Security.

     Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend as follows:

               'This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Global Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.'

          In addition, such Global Security shall contain the following provision:

               'This Security is a Global Security and shall be exchangeable for Securities registered in the names of Persons other than the Depository with respect to this Global Security or its nominee only if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act or 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Global Security is exchangeable pursuant to the preceding sentence it shall be exchangeable for Securities issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depository shall direct.'"

     SECTION 104. The word "and" is deleted at the end of Section 301 (14) of the Indenture, Section 301 (14) of the Indenture is renumbered Section 301
(15) and a new Section 301 (14) is added, to read in its entirety as follows:

     "(14)      whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Securities; and"

     SECTION 105.       The following paragraphs are appended to the end of
Section 305 of the Indenture:

     "Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, a Global Security of any series shall be exchangeable pursuant to this Section for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as the Depository for such Global Security shall direct.

     Notwithstanding any other provision of this Section, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository."

     SECTION 106. The following paragraph is appended to the end of Section 308 of the Indenture:

     "No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security."

     SECTION 107. The following paragraph is added immediately following paragraph (2) of Section 512 of the Indenture:

          "The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled so to direct the Trustee. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled so to direct the Trustee, or to amend any such direction, whether or not such Holders remain Holders after such record date; provided that such direction or amended direction shall be given no later than the 90th day after such record date.

     SECTION 108. The following paragraph is added immediately following paragraph (2) of Section 513 of the Indenture:

          "With respect to any series of Securities issued after June 1, 1989, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, or to retract (prior to the delivery to the Trustee of waivers from the Holders of a majority of such Securities) any such waiver previously given, whether or not such Holders remain Holders after such record date; provided, that such waiver shall be effected no later than the 90th day after such record date."

     SECTION 109. The following paragraph is added immediately before the last paragraph of Section 902 of the Indenture:

     "With respect to any series of Securities issued after June 1, 1989, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture or to revoke (prior to the delivery to the Trustee of consents from the Holders of 66-2/3% of such Securities) any such consent previously given, whether or not such Holders remain Holders after such record date; provided, that such consent shall become effective no later than the 90th date after such record date."

     SECTION 110. Section 1107 of the Indenture is amended to read in its entirety as follows:

          "SECTION 1107.  Securities Redeemed in Part.
          Any Security (including any Global Security) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed potion of the principal of the Security so surrendered; provided, that if a Global Security is so surrendered, the new Global Security shall be in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered."

ARTICLE II

     SECTION 201. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        CATERPILLAR INC.
                                        By:  /s/ FRANK N. GRIMSLEY
Attest:
/s/ Sona L. Holt
Assistant Secretary


                                   THE FIRST NATIONAL BANK OF
                                        CHICAGO, Trustee

                              By:  /s/ J. R. Grimes, Vice President

Attest:

/s/ Leland Hansen
Assistant Vice President
STATE OF ILLINOIS)
                 )SS:
COUNTY OF PEORIA )

     On the 9th day of June, 1989, before me personally came F. N. Grimsley, to me known, who, being by me duly sworn, did depose and say that he is of Caterpillar Inc., one of the corporations described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Patricia L. Audo
                                             Notary Public, State of Illinois
                                             Official Seal
STATE OF ILLINOIS)
                 )SS.:
COUNTY OF COOK   )


     On the 9th day of June, 1989, before me personally came J. R. Grimes, to me known, who, being by me duly sworn, did depose and say that he is Vice President of the First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Noreen T. Scaiff
                                   Notary Public, State of Illinois
                                   Official Seal